CA Technologies Reports Second Quarter Fiscal Year 2012 Results

ISLANDIA, N.Y., Oct. 26, 2011 /PRNewswire/ -- CA Technologies (Nasdaq: CA) today reported financial results for its second quarter of fiscal year 2012, ended Sept 30, 2011.

  Revenue$1.2 Billion, Up 5 Percent in Constant Currency and 10 Percent as Reported

  GAAP EPS $0.47,  Down 7 Percent in Constant Currency and Up 9 Percent as Reported

  Non-GAAP EPS $0.51, Down 1 Percent in Constant Currency and Up 6 Percent as Reported

  GAAP and Non-GAAP EPS Results Include a $0.06 Impact from Previously Announced Workforce Reduction

  Cash Flow from Operations $190 Million, Up 37 Percent in Constant Currency and 47 percent as Reported

  Updates Full Year Outlook

FINANCIAL OVERVIEW

Note: All financial results have been adjusted to reflect discontinued operations.

	Second Quarter FY12 vs. FY11
(in millions, except share data)	FY12	FY11	% Change	% Change CC**
Revenue	$1,200	$1,088	10%	5%
GAAP Net Income from continuing operations	$236	$219	8%	(24%)
Non-GAAP Net Income from continuing operations*	$255	$248	3%	(8%)
GAAP Diluted EPS from continuing operations	$0.47	$0.43	9%	(7%)
Non-GAAP Diluted EPS from continuing operations*	$0.51	$0.48	6%	(1%)
Cash Flow from continuing operations	$190	$129	47%	37%

* Non-GAAP income and earnings per share are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.

**CC: Constant Currency

EXECUTIVE COMMENTARY

"We achieved our objectives for earnings per share, cash and margin for the second quarter," said Bill McCracken, chief executive officer, CA Technologies. "However, we were not pleased with one area, new product sales, relative to our expectations. As a result, we have revised our revenue outlook to reflect the shortfall in new product sales and the macroeconomic environment. But we also have raised the bottom end of our earnings per share guidance to reflect continued operational efficiency and discipline.

"In the second half of the 2012 fiscal year, we will focus on improving new product sales by expanding our product penetration, improving execution in EMEA and driving consistent performance in our acquired companies. We remain convinced that our strategic direction and supporting investments are the right ones, and are confident that we will meet our revised outlook. We also are mindful of making the right choices to maximize shareholder returns and will continue to return cash through stock repurchases and dividends."

REVENUE AND BOOKINGS

During the second quarter, the Company saw demand for its security management solutions, along with mainframe capacity. Just over 3 percentage points of revenue growth in constant currency and 8 percentage points as reported were driven by organic products, while 2 percentage points in constant currency and 2 percentage points as reported came from the products and services from the acquisitions of Base Technologies, Hyperformix, Inc., Torokina, ITKO and Arcot Systems, Inc. About 61 percent of the Company's revenue came from North America, while 39 percent came from international operations.

Revenue year-over-year:

  Total revenue was $1.2 billion, up 5 percent in constant currency and 10 percent as reported.

  Total revenue backlog was $8.07 billion, up 4 percent in constant currency and as reported.  The current portion of revenue backlog was $3.55 billion, up 3 percent in constant currency and 4 percent as reported.

  North America revenue was $735 million, up 10 percent in constant currency and 11 percent as reported.

  International revenue was $465 million, down 1 percent in constant currency and up 10 percent as reported.

Bookings year-over-year:

  Total bookings in the second quarter were $972 million, down 4 percent in constant currency and 3 percent as reported.

  The Company signed a total of 10 license agreements with contract values in excess of $10 million each, for an aggregate contract value of $321 million.  During the second quarter of fiscal year 2011, the Company signed a total of 14 license agreements with contract values in excess of $10 million each, for an aggregate contract value of $361 million.

  The weighted average duration of subscription and maintenance bookings for the quarter was 3.59 years, compared with 3.47 years for the same period in fiscal year 2011.

  North America bookings were $664 million, flat in constant currency and as reported.

  International bookings were $308 million, down 11 percent in constant currency and 8 percent as reported.

EXPENSES AND MARGIN

Year-over-year GAAP results:

  Operating expenses, before interest and income taxes, were $867 million, up 11 percent in constant currency and 10 percent as reported.

  Operating income, before interest and income taxes, was $333 million, down 6 percent in constant currency and up 10 percent as reported.

  Operating margin was 28 percent, flat with the prior year period.

Year-over-year non-GAAP results, which exclude purchased software and intangibles amortization, pre-fiscal year 2010 restructuring costs, and certain other gains and losses (including recoveries and certain costs associated with derivative litigation matters and share-based compensation expense), and which include gains and losses on hedges that mature within the quarter, but which exclude gains and losses on hedges that do not mature within the quarter:

  Operating expenses, before interest and income taxes, were $822 million, up 12 percent in constant currency and up 17 percent as reported.

  Operating income, before interest and income taxes, was $378 million, down 7 percent in constant currency and 2 percent as reported.

  Operating margin was 32 percent, down 3 percentage points from the prior year period.

For the second quarter of fiscal year 2012, the Company's effective GAAP tax rate was 27.8 percent, compared to 24.5 percent in the prior year. The Company's effective non-GAAP tax rate was 31.5 percent, compared to 33.3 percent in the prior year.

GAAP and non-GAAP EPS were unfavorably affected by $44 million in costs, or about $0.06 per share on a GAAP and Non-GAAP basis, associated with a planned workforce reduction of approximately 400 positions announced during the quarter. The effects of the expenses incurred by the workforce reduction were offset by revenue growth, positive currency fluctuations, a reduced share count and lower interest costs.

SEGMENT INFORMATION

Beginning in the first quarter of fiscal year 2012, CA Technologies began reporting segment results in three areas: Mainframe Solutions, Enterprise Solutions and Services.

  Mainframe Solutions revenue was $655 million, up 2 percent in constant currency and 7 percent as reported.  Operating expense was $308 million and operating profit was $347 million.  Operating margin was 53 percent, down from 57 percent a year ago. Excluding the effects of the costs of the workforce reduction, Mainframe Solutions operating margin would have been 56 percent.

  Enterprise Solutions revenue was $449 million, up 9 percent in constant currency and 14 percent as reported.  Operating expense was $422 million and operating profit was $27 million.  Operating margin was 6 percent, down from 8 percent a year ago. Excluding the effects of the costs of the workforce reduction, Enterprise Solutions operating margin would have been 10 percent.

  Services revenue was $96 million, up 16 percent in constant currency and 22 percent as reported.  Operating expense was $92 million and operating profit was $4 million.  Operating margin was 4 percent, up from 3 percent a year ago. Excluding the effects of the costs of the workforce reduction, Services operating margin would have been 5 percent.

CASH FLOW FROM CONTINUING OPERATIONS

Cash flow from continuing operations in the second quarter was $190 million, compared to $129 million in the prior year. Cash flow was favorably affected by improved collections, especially in North America, and lower cash taxes. In addition, cash flow was unfavorably affected by higher disbursements, primarily driven to higher payroll resulting from acquisitions and increased commission expense.

CAPITAL STRUCTURE

  Cash, cash equivalents and marketable securities at Sept. 30, 2011 were $2.38 billion.

  With $1.31 billion in total debt outstanding and approximately $60 million in notional pooling, the Company's net cash, cash equivalents and marketable securities position was $1.01 billion.

  In the second quarter, the Company repurchased approximately 9.7 million shares of stock, for approximately $200 million and distributed about $25 million in dividends.

  The Company's outstanding share count at Sept. 30, 2011 was 489 million.

BUSINESS HIGHLIGHTS

During the second quarter the Company announced:

  The appointment of Marco Comastri as president, Europe, Middle East and Africa (EMEA). Comastri joins CA Technologies with an outstanding track record in the IT industry, having helped drive growth at such companies as Microsoft, IBM and, most recently, Poste Italiane.

  The availability of 10 new and updated products and solutions that advance the Company's strategy for enabling cloud-connected enterprises and helping customers realize the business value of agility.

  The completion of the acquisitions of privately-held Interactive TKO, Inc. (ITKO) and Watchmouse B.V. (WatchMouse). The acquisitions expand the breadth of solutions CA Technologies offers enterprises and service providers for using and providing cloud computing to rapidly deliver business services.

  The availability of CA Mainframe Application Tuner, which combines two application performance management (APM) tools with new integration capabilities to help IT organizations proactively pinpoint and resolve performance issues that could reduce user productivity and consume extra system resources.

  The appointment of Jens Alder to its Board of Directors. Alder currently serves as chairman of Sanitas Krankenversicherung, one of Switzerland's largest health insurers and RTX Telecom A/S, a telecommunications component and handset producer based in Denmark.

OUTLOOK FOR FISCAL YEAR 2012

The Company adjusted its outlook for fiscal year 2012. The following guidance represents "forward-looking statements" (as defined below).

The Company expects the following:

  Total revenue growth updated to a range of 5 percent to 6 percent in constant currency, compared to the previous outlook of 6 percent to 8 percent.  At Sept. 30, 2011 exchange rates, this translates to reported revenue of $4.7 billion to $4.8 billion.

  GAAP diluted earnings per share growth updated to a range of 6 percent to 9 percent in constant currency, compared to the previous outlook of 5 percent to 9 percent.  At Sept. 30, 2011 exchange rates, this translates to reported diluted earnings per share of $1.78 to $1.83.

  Non-GAAP diluted earnings per share growth updated to a range of 7 percent to 10 percent in constant currency, compared to the previous outlook of 6 percent to 10 percent.  At Sept. 30, 2011 exchange rates, this translates to reported non-GAAP diluted earnings per share of $2.13 to $2.18.

  Cash flow from operations growth continues in a range of 3 percent to 5 percent in constant currency.  At Sept. 30, 2011 exchange rates, this translates to reported cash flow from operations of $1.44 billion to $1.47 billion.

The Company expects a full-year GAAP operating margin of 28 percent and non-GAAP operating margin of 34 percent. The Company also expects a full-year GAAP and non-GAAP tax rate in a range of 31 to 32 percent. The Company anticipates approximately 478 million shares outstanding at fiscal year 2012 year-end and weighted average diluted shares outstanding of approximately 491 million for the fiscal year.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company's website, including a supplemental financial package, as well as a webcast that the Company will host at 5 p.m. ET today to discuss its unaudited second quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877-561-2748. The international participant number is 1-720-545-0044.

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About CA Technologies

CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments – from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

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Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, pre-fiscal year 2010 restructuring and certain other gains and losses, which includes recoveries and certain costs associated with derivative litigation matters and includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Prior to fiscal year 2011, non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Non-GAAP adjusted cash flow excludes pre-fiscal 2010 restructuring and other payments. Free cash flow excludes capital expenditures. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2011, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company's hedging program. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability to integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company's products to remain compatible with ever-changing operating environments; access to software licensed from third parties; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company's software products and the Company's and customers' data centers and IT environments; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to effectively execute the Company's workforce reductions; successful outsourcing of various functions to third parties; potential tax liabilities; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2011 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Kelsey Doherty
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6844
	daniel.kaferle@ca.com	kelsey.doherty@ca.com

Table 1
CA Technologies
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Revenue	2011	2010	2011	2010
Subscription and maintenance revenue	$1,022	$ 939	$2,029	$1,878
Professional services	96	79	186	157
Software fees and other	82	70	148	122
Total revenue	1,200	1,088	2,363	2,157
Expenses
Costs of licensing and maintenance	71	66	138	133
Cost of professional services	91	75	179	146
Amortization of capitalized software costs	55	47	105	92
Selling and marketing	370	300	696	590
General and administrative	104	113	218	230
Product development and enhancements	140	125	258	253
Depreciation and amortization of other intangible assets	43	45	90	89
Other (gains) expenses, net	(7)	15	4	1
Total expenses before interest and income taxes	867	786	1,688	1,534
Income from continuing operations before interest and income taxes	333	302	675	623
Interest expense, net	6	12	15	25
Income from continuing operations before income taxes	327	290	660	598
Income tax expense	91	71	196	158
Income from continuing operations	$ 236	$ 219	$ 464	$ 440
Income (loss) from discontinued operations, net of income taxes	-	3	13	(1)
Net income	$ 236	$ 222	$ 477	$ 439

Basic income (loss) per share
Income from continuing operations	$ 0.47	$0.43	$ 0.92	$ 0.85
Income (loss) from discontinued operations	-	-	0.03	-
Net Income	$ 0.47	$0.43	$ 0.95	$ 0.85
Basic weighted average shares used in computation	493	507	497	508

Diluted income (loss) per share
Income from continuing operations	$ 0.47	$0.43	$ 0.92	$ 0.85
Income (loss) from discontinued operations	-	-	0.03	-
Net Income	$ 0.47	$0.43	$ 0.95	$ 0.85
Diluted weighted average shares used in computation	494	508	498	509

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Table 2
CA Technologies
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30,	March 31,
	2011	2011

Cash and cash equivalents	$ 2,203	$ 3,049
Marketable securities- current	89	75
Trade and installment accounts receivable, net	601	849
Deferred income taxes - current	132	246
Other current assets	189	152

Total current assets	3,214	4,371

Marketable securities - noncurrent	90	104
Property and equipment, net	398	437
Goodwill	5,885	5,688
Capitalized software and other intangible assets, net	1,407	1,284
Deferred income taxes - noncurrent	197	284
Other noncurrent assets, net	271	246

Total assets	$ 11,462	$ 12,414

Current portion of long-term debt and loans payable	$ 18	$ 269
Deferred revenue (billed or collected) - current	2,175	2,600
Deferred income taxes - current	64	68
Other current liabilities	788	987

Total current liabilities	3,045	3,924

Long-term debt, net of current portion	1,292	1,282
Deferred income taxes - noncurrent	63	64
Deferred revenue (billed or collected) - noncurrent	863	969
Other noncurrent liabilities	532	555

Total liabilities	5,795	6,794

Common stock	59	59
Additional paid-in capital	3,575	3,615
Retained earnings	4,532	4,106
Accumulated other comprehensive loss	(133)	(65)
Treasury stock	(2,366)	(2,095)

Total stockholders’ equity	5,667	5,620

Total liabilities and stockholders’ equity	$ 11,462	$ 12,414

Table 3
CA Technologies
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)
	Three Months Ended
	September 30,
	2011	2010
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS:
Net income	$ 236	$ 222
Income from discontinued operations	-	(3)
Income from continuing operations	236	219
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	98	92
Provision for deferred income taxes	52	71
Provision for bad debts	-	2
Share-based compensation expense	16	21
Asset impairments and other non-cash items	7	(6)
Foreign currency transaction (gains) losses	(3)	2
Changes in other operating assets and liabilities, net of effect of acquisitions:
Increase in trade and installment accounts receivable, net	(19)	(47)
Decrease in deferred revenue	(269)	(203)
Increase (decrease) in taxes payable, net	26	(33)
Increase (decrease) in accounts payable, accrued expenses and other	16	(1)
Increase in accrued salaries, wages and commissions	63	26
Changes in other operating assets and liabilities	(33)	(14)
NET CASH PROVIDED BY OPERATING ACTIVITIES - CONTINUING OPERATIONS	190	129
INVESTING ACTIVITIES FROM CONTINUING OPERATIONS:
Acquisitions of businesses, net of cash acquired, and purchased software	(340)	(19)
Purchases of property and equipment	(21)	(22)
Cash proceeds from divestiture of assets	7	10
Capitalized software development costs	(46)	(31)
Investment in marketable securities, net	7	-
NET CASH USED IN INVESTING ACTIVITIES - CONTINUING OPERATIONS	(393)	(62)
FINANCING ACTIVITIES FROM CONTINUING OPERATIONS:
Dividends paid	(25)	(20)
Purchases of common stock	(200)	(100)
Debt repayments, net	(5)	(4)
Exercise of common stock options and other	2	-
NET CASH USED IN FINANCING ACTIVITIES - CONTINUING OPERATIONS	(228)	(124)
NET CHANGE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH - CONTINUING OPERATIONS	(431)	(57)
Effect of exchange rate changes on cash	(122)	105
CASH (USED) PROVIDED BY OPERATING ACTIVITIES - DISCONTINUED OPERATIONS	(5)	1
NET EFFECT OF DISCONTINUED OPERATIONS ON CASH AND CASH EQUIVALENTS	(5)	1
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(558)	49
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,761	2,476
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,203	$2,525

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Table 4
CA Technologies
Operating Segments
(in millions)
(unaudited)

	Three Months Ended September 30, 2011				Six Months Ended September 30, 2011
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$ 655	$ 449	$ 96	$1,200	$ 1,301	$ 876	$ 186	$2,363
Expenses (3)	308	422	92	822	584	804	180	1,568
Segment profit	$ 347	$ 27	$ 4	$ 378	$ 717	$ 72	$ 6	$ 795
Segment operating margin	53%	6%	4%	32%	55%	8%	3%	34%

Segment profit				$ 378				$ 795
Less:
Amortization of purchased software				$ 26				$ 49
Amortization of other intangible assets				$ 15				$ 34
Share-based compensation expense				$ 16				$ 41
Other unallocated operating (gains) expenses, net				$ (12)				$ (4)
Interest expense, net				$ 6				$ 15
Income from continuing operations before income taxes				$ 327				$ 660

	Three Months Ended September 30, 2010				Six Months Ended September 30, 2010
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$ 615	$ 394	$ 79	$1,088	$ 1,230	$ 770	$ 157	$2,157
Expenses (3)	265	362	77	704	545	713	151	1,409
Segment profit	$ 350	$ 32	$ 2	$ 384	$ 685	$ 57	$ 6	$ 748
Segment operating margin	57%	8%	3%	35%	56%	7%	4%	35%

Segment profit				$ 384				$ 748
Less:
Amortization of purchased software				$ 22				$ 44
Amortization of other intangible assets				$ 17				$ 33
Share-based compensation expense				$ 21				$ 40
Other unallocated operating (gains) expenses, net				$ 22				$ 8
Interest expense, net				$ 12				$ 25
Income from continuing operations before income taxes				$ 290				$ 598

(1)  -- Mainframe Solutions – Our Mainframe Solutions segment addresses the mainframe market and is focused on making significant investments in order to be innovative in key management disciplines across our broad portfolio of products.  Ongoing development is guided by customer needs, our cross-enterprise management philosophy and our Mainframe 2.0 strategy, which offers management capabilities designed to appeal to the next generation of mainframe staff while also offering productivity improvements to today’s mainframe experts.  Our mainframe business assists customers by addressing three major challenges:  lowering costs, providing high service levels by sustaining critical workforce skills and increasing agility to help deliver on business goals.

-- Enterprise Solutions – Our Enterprise Solutions segment includes products that operate on non-mainframe platforms, such as service assurance, security (identity and access management), project and portfolio management, service management, virtualization and service automation, SaaS, and cloud offerings.  Our offerings help customers address their regulatory compliance demands, privacy needs, and internal security policies. Enterprise Solutions also focuses on delivering growth to the Company in the form of new customer acquisitions and revenue, while leveraging non-traditional routes-to-market and delivery models.

-- Services – Our Services segment offers implementation, consulting, education and training services to customers, which is intended to promote a seamless customer experience and to increase the value that customers realize from our solutions.

(2)  We regularly enter into a single arrangement with a customer that includes Mainframe Solutions segment software products, Enterprise Solutions segment software products and Services.  The amount of contract revenue assigned to segments is generally based on the manner in which the proposal is made to the customer.  The software product revenue is assigned to the Mainframe Solutions and Enterprise Solutions segments based on either: (1) a list price allocation method (which allocates a discount in the total contract price to the individual products in proportion to the list price of the product); (2) allocations included within internal contract approval documents; or (3) the value for individual software products as stated in the customer contract.  The price for the implementation, consulting, education and training services is separately stated in the contract and these amounts of contract revenue are assigned to the Services segment.  The contract value assigned to each segment is then recognized in a manner consistent with the revenue recognition policies we apply to the customer contract for purposes of preparing the Condensed Consolidated Financial Statements.

(3)  Segment expenses include costs that are controllable by segment managers (i.e., direct costs) and, in the case of the Mainframe Solutions and Enterprise Solutions segments, an allocation of shared and indirect costs (i.e., allocated costs).   Segment-specific direct costs include a portion of selling and marketing costs, licensing and maintenance costs, product development costs, general and administrative costs and amortization of the cost of internally developed software.   Allocated segment costs primarily include indirect selling and marketing costs and general and administrative costs that are not directly attributable to a specific segment.  The basis for allocating shared and indirect costs between the Mainframe Solutions and Enterprise Solutions segments is dependent on the nature of the cost being allocated and is either in proportion to segment revenues or in proportion to the related direct cost category.  Expenses for the Services segment consist only of direct costs and there are no allocated or indirect costs for the Services segment.

Table 5
CA Technologies
Constant Currency Summary
(in millions)
(unaudited)

	Three Months Ended September 30,
	2011	2010	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$ 972	$ 1,001	(3%)	(4%)

Revenue:
North America	$ 735	$ 664	11%	10%
International	465	424	10%	(1%)
Total revenue	$ 1,200	$ 1,088	10%	5%

Revenue:
Subscription and maintenance	$ 1,022	$ 939	9%	4%
Professional services	96	79	22%	16%
Software fees and other	82	70	17%	15%
Total revenue	$ 1,200	$ 1,088	10%	5%

Segment Revenue:
Mainframe Solutions	$ 655	$ 615	7%	2%
Enterprise Solutions	449	394	14%	9%
Services	96	79	22%	16%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$ 822	$ 704	17%	12%
Total GAAP	$ 867	$ 786	10%	11%

	Six Months Ended September 30,
	2011	2010	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$ 1,837	$ 1,733	6%	2%

Revenue:
North America	$ 1,451	$ 1,319	10%	10%
International	912	838	9%	(2%)
Total revenue	$ 2,363	$ 2,157	10%	5%

Revenue:
Subscription and maintenance	$ 2,029	$ 1,878	8%	3%
Professional services	186	157	18%	13%
Software fees and other	148	122	21%	19%
Total revenue	$ 2,363	$ 2,157	10%	5%

Segment Revenue:
Mainframe Solutions	$ 1,301	$ 1,230	6%	1%
Enterprise Solutions	876	770	14%	9%
Services	186	157	18%	13%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$ 1,568	$ 1,409	11%	10%
Total GAAP	$ 1,688	$ 1,534	10%	9%

(1)  Constant currency information is presented to provide a framework to assess how the underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2011, which was the last day of fiscal year 2011.  Constant currency excludes the impacts from the Company's hedging program.

(2) Refer to Table 7 for a reconciliation of total expenses before interest and income taxes to total non-GAAP operating expenses.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.
Certain non-material differences may arise versus actual from impact of rounding.

Table 6
CA Technologies
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

GAAP net income	$236	$ 222	$477	$ 439
GAAP Income (loss) from discontinued operations, net of taxes	-	3	13	(1)
GAAP income from continuing operations	236	219	464	440
GAAP income tax expense	91	71	196	158
GAAP interest expense	6	12	15	25
GAAP Income from continuing operations before interest and income taxes	333	302	675	623
GAAP operating margin (% of revenue) (1)	28%	28%	29%	29%

Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	1	1	1	2
Cost of professional services(2)	1	1	2	2
Amortization of capitalized software costs(3)	26	22	49	44
Selling and marketing(2)	6	8	17	15
General and administrative(2)	4	6	12	10
Product development and enhancements(2)	4	5	9	11
Depreciation and amortization of other intangible assets(4)	15	17	34	33
Other (gains) losses, net (5)	(12)	21	(5)	7
Restructuring and other (6)	-	1	1	1
Total Non-GAAP adjustment to operating expenses	45	82	120	125
Non-GAAP Income from continuing operations before interest and income taxes	378	384	795	748
Non-GAAP operating margin (% of revenue) (7)	32%	35%	34%	35%

GAAP Interest expense, net	6	12	15	25
Non-GAAP adjustment to Interest expense	-	-	-	-
Non-GAAP interest expense	6	12	15	25

GAAP Income tax expense	91	71	196	158
Non-GAAP adjustment to income tax expense(8)	26	53	50	84
Non-GAAP income tax expense	117	124	246	242

Non-GAAP Income from continuing operations	$255	$ 248	$534	$ 481

(1) GAAP operating margin is calculated by dividing GAAP Income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(2) Non-GAAP adjustment consists of share-based compensation.

(3) Non-GAAP adjustment consists of purchased software amortization.

(4) Non-GAAP adjustment consists of intangibles amortization.

(5) Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(6) Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments.

(7) Non-GAAP operating margin is calculated by dividing non-GAAP income from continuing operations before interest and income taxes by total revenue (refer Table 1 for total revenue).

(8)  The full year non-GAAP income tax expense is different from GAAP income tax expense because of the difference in non-GAAP income from continuing operations (before tax). On an interim basis this difference would also include a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise, but for non-GAAP such items are recorded pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Certain non-material differences may arise versus actual from impact of rounding.

Table 7
CA Technologies
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Earnings per Share
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Operating Expenses	2011	2010	2011	2010

Total expenses before interest and income taxes	$ 867	$ 786	$1,688	$1,534

Non-GAAP operating adjustments:
Purchased software amortization	26	22	49	44
Intangibles amortization	15	17	34	33
Share-based compensation	16	21	41	40
Restructuring and other (1)	-	1	1	1
Hedging (gains), net (2)	(12)	21	(5)	7
Total non-GAAP operating adjustments	45	82	120	125

Total non-GAAP operating expenses	$ 822	$ 704	$1,568	$1,409

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Diluted EPS from Continuing Operations	2011	2010	2011	2010

GAAP diluted EPS from continuing operations	$0.47	$0.43	$ 0.92	$ 0.85

Non-GAAP adjustments, net of taxes
Purchased software and intangibles amortization	0.06	0.05	0.12	0.10
Share-based compensation	0.02	0.03	0.05	0.06
Restructuring and other (1)	-	-	-	-
Hedging (gains), net (2)	(0.01)	0.03	-	0.01
Non-GAAP effective tax rate adjustments (3)	(0.03)	(0.06)	(0.03)	(0.09)

Non-GAAP diluted EPS from continuing operations	$0.51	$0.48	$ 1.06	$ 0.93

(1) Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments.

(2) Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(3)  The effective tax rate on non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of non-GAAP income from continuing operations before income taxes.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Certain non-material differences may arise versus actual from impact of rounding.

Table 8
CA Technologies
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2011		September 30, 2011
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before income taxes (1)	$ 327	$ 372	$ 660	$ 780

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	114	130	231	273

Adjustments for discrete and permanent items (2)	(23)	(13)	(35)	(27)

Total tax expense	$ 91	$ 117	$ 196	$ 246

Effective tax rate (3)	27.8%	31.5%	29.7%	31.5%

	Three Months Ended		Six Months Ended
	September 30, 2010		September 30, 2010
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before income taxes (1)	$ 290	$ 372	$ 598	$ 723

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	102	130	209	253

Adjustments for discrete and permanent items (2)	(31)	(6)	(51)	(11)

Total tax expense	$ 71	$ 124	$ 158	$ 242

Effective tax rate (3)	24.5%	33.3%	26.4%	33.5%

(1) Refer to Table 6 for a reconciliation of income from continuing operations before income taxes on a GAAP basis to income from continuing operations before income taxes on a non-GAAP basis.

(2)  The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year's remaining reporting periods.

(3)  The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain non-material differences may arise versus actual from impact of rounding.

Table 9
CA Technologies
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
Projected Diluted EPS from Continuing Operations	March 31, 2012

Projected GAAP Diluted EPS From Continuing Operations Range	$ 1.78	to	$1.83

Non-GAAP Adjustments, Net of Taxes:
Purchased Software and Intangibles Amortization	0.23		0.23
Share-based Compensation	0.12		0.12

Non-GAAP Projected Diluted EPS From Continuing Operations Range	$ 2.13	to	$2.18

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Table 10
CA Technologies
Workforce Reduction - Summary of Adjustment by Line Item
(in millions)
(unaudited)

Three Months Ended
September 30, 2011

Expenses
Costs of licensing and maintenance	$ 2
Cost of professional services	1
Selling and marketing	27
General and administrative	5
Product development and enhancements	9
Total Adjustment	$ 44

Table 11
CA Technologies
Reconciliation of Projected GAAP Operating Margin to
Projected Non-GAAP Operating Margin
(in millions)
(unaudited)

Fiscal Year Ending
March 31, 2012

Projected GAAP Operating Margin Range	28%

Non-GAAP Adjustments, Net of Taxes:
Purchased Software and Intangibles Amortization	4%
Share-based Compensation	2%

Non-GAAP Projected Operating Margin Range	34%

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.